Exhibit 99.1
News Release

	Contacts:	Matt Assiff, SVP & CFO
FOR IMMEDIATE RELEASE		Copano Energy, L.L.C.
713-621-9547

Jack Lascar / jlascar@drg-e.com
Anne Pearson / apearson@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY REPORTS FIRST QUARTER 2008 RESULTS
HOUSTON, May 7, 2008 — Copano Energy, L.L.C. (NASDAQ: CPNO) today announced its financial results for the three months ended March 31, 2008.
     “We are pleased to report significant year-over-year increases in our key operating and financial performance measures, including net income and Adjusted EBITDA, reflecting continued volume growth and favorable commodity price conditions,” said John Eckel, Chairman and Chief Executive Officer of Copano.
First Quarter Financial Results
     Revenue for the first quarter of 2008 increased 90% to $401.7 million compared with $211.0 million for the first quarter of 2007. Net income increased by 67% to $14.5 million, or $0.25 per unit on a diluted basis, for the first quarter of 2008 compared to net income of $8.7 million, or $0.20 per unit on a diluted basis for the first quarter of 2007. Copano’s operating segment gross margin increased 93% compared to the first quarter of 2007. Total segment gross margin, which includes the results of Copano’s hedging program, increased 60% to $61.3 million for the first quarter of 2008 from $38.3 million for the first quarter of 2007. Weighted average diluted units outstanding totaled approximately 57.9 million for the first quarter of 2008 and approximately 39.4 million for the same period in 2007.
     Adjusted EBITDA for the first quarter of 2008 was $43.6 million compared with $23.5 million for the first quarter of 2007, an increase of 86%. Adjusted EBITDA means earnings before interest, taxes, depreciation and amortization, and is adjusted to include Copano’s share of depreciation and amortization expense attributable to its unconsolidated affiliates. Distributable cash flow for the first quarter of 2008 (prior to any cash reserves established by Copano’s Board) totaled $33.9 million compared to $22.0 million for the first quarter of 2007, an increase of 54%. First quarter 2008

Exhibit 99.1
distributable cash flow represents 134% coverage of the first quarter 2008 distribution of $0.53 per unit based on total common units outstanding on May 1, 2008, the distribution record date. Adjusted EBITDA for the first quarter of 2008 includes $5.9 million in depreciation and amortization expense attributable to Copano’s ownership in unconsolidated affiliates. Non-cash expenses incurred during the first quarter of 2008 that were not added back in determining Adjusted EBITDA include amortization expense of $7.6 million related to the option component of Copano’s commodity derivatives, and mark-to-market charges of approximately $4.5 million incurred with respect to Copano’s commodity derivatives. The mark-to-market charges reduced Adjusted EBITDA but were added back in the determination of distributable cash flow.
     Segment gross margin, total segment gross margin, EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP financial measures that are defined and reconciled to the most directly comparable GAAP measures at the end of this news release.
First Quarter Operating Results by Segment
     Copano manages its business in three operating segments based on geographical location: Oklahoma, Texas and Rocky Mountains. The Oklahoma segment provides natural gas midstream services in central and eastern Oklahoma, including the Oklahoma natural gas activities acquired as part of the Cimmarron Gathering, LP acquisition in May 2007, and also includes a crude oil pipeline located in southern Oklahoma and north Texas. The Texas segment performs natural gas gathering, processing, treating, conditioning and related NGL transportation in southern Texas and operates north Texas natural gas gathering systems acquired as part of the Cimmarron acquisition. The Texas segment also includes the Lake Charles processing plant acquired in October 2007 as part of Cantera Natural Gas, LLC acquisition. The Rocky Mountains segment was established following the Cantera acquisition and operates in Wyoming’s Powder River Basin. The Rocky Mountains segment includes Copano’s 51.0% and 37.04% managing member interests in Bighorn Gas Gathering, L.L.C. and Fort Union Gas Gathering, L.L.C., and its producer services business utilizing firm gathering and transportation agreements.
Oklahoma
     During the first quarter of 2008, segment gross margin for the Oklahoma segment totaled $36.6 million compared to $21.4 million for the first quarter of 2007, an increase of 71%. The increase in segment gross margin resulted primarily from increased pipeline and processing volumes and increases in commodity prices compared to the prior year period.

Exhibit 99.1
     The Oklahoma segment gathered an average of 222,006 MMBtu/d of natural gas, processed an average of 150,610 MMBtu/d of natural gas and produced an average of 14,543 Bbls/d of NGLs at its plants and third-party plants during the first quarter of 2008, representing increases of 20%, 13% and 18%, respectively, compared to the first quarter of 2007. During the first quarter of 2007, the Oklahoma segment gathered an average of 185,345 MMBtu/d, processed an average of 132,789 MMBtu/d and produced an average of 12,286 Bbls/d of NGLs.
Texas
     Segment gross margin for the Texas segment increased approximately 111% in the first quarter of 2008 to $41.6 million compared to $19.7 million for the first quarter of 2007. The increase in segment gross margin resulted primarily from increased pipeline and processing volumes and increases in natural gas liquids prices compared to the prior year period.
     During the first quarter of 2008, the Texas segment provided gathering, transportation and processing services for an average of 696,658 MMBtu/d of natural gas compared with 639,773 MMBtu/d for the first quarter of 2007, an increase of 9%. The Texas segment gathered an average of 327,998 MMBtu/d of natural gas, processed an average of 604,736 MMBtu/d of natural gas and produced an average of 18,082 Bbls/d of NGLs at its plants and third-party plants during the first quarter of 2008, representing increases of 17%, 6% and 13%, respectively, compared to the first quarter of 2007. During the first quarter of 2007, the Texas segment gathered an average of 280,080 MMBtu/d, processed an average of 572,659 MMBtu/d and produced an average of 15,960 Bbls/d of NGLs.
Rocky Mountains
     Segment gross margin attributable to the producer services business in Copano’s Rocky Mountain segment was $1.0 million for the first quarter of 2008. For the first quarter of 2008, total service pipeline throughput averaged 226,721 MMBtu/d, which represents volumes purchased for resale, volumes gathered utilizing our firm capacity gathering agreements with Fort Union and firm capacity volumes under our transportation agreement with Wyoming Interstate Gas Company that we released to producers in the Powder River Basin. The Rocky Mountains segment results and volumes do not include the results and volumes associated with Copano’s interests in Bighorn and Fort Union, which are accounted for under the equity method of accounting. For the first quarter of 2008, average pipeline throughput for Bighorn and Fort Union totaled 218,025 MMBtu/d and 675,308 MMBtu/d, respectively.
Corporate and Other
     Corporate and other primarily consists of results attributable to Copano’s commodity risk management portfolio. Total segment gross margin includes a loss of $17.8 million for the first quarter

Exhibit 99.1
of 2008 for corporate and other compared to a loss of $2.7 million in the first quarter of 2007. The loss for the first quarter of 2008 includes $5.7 million of cash settlements paid with respect to expired commodity derivatives, $7.6 million of non-cash amortization expense related to the option component of Copano’s commodity derivatives, which has not been added back in the determination of distributable cash flow or Adjusted EBITDA, and $4.5 million of unrealized losses related to non-cash mark-to-market charges for Copano’s commodity derivatives, which were added back in determining distributable cash flow but not in determining Adjusted EBITDA. Corporate and other for the first quarter of 2007 included $5.1 million of amortization expense related to the option component of Copano’s commodity derivatives reduced by $2.4 million of cash settlements received with respect to expired commodity derivatives. The $2.5 million increase in non-cash amortization expense in the first quarter of 2008 compared to the first quarter of 2007 related to commodity derivatives acquired since the first quarter of 2007. In its risk management portfolio, Copano acquires multi-year commodity options and amortizes the premium paid over the term of each option contract.
Unit Distributions
     On April 16, 2008, Copano announced a first quarter 2008 cash distribution of $0.53 per unit, or $2.12 per unit on an annualized basis, for all of its outstanding common units. This distribution, which represents the 13th consecutive increase since Copano’s IPO, will be paid on May 15, 2008 to common unitholders of record at the close of business on May 1, 2008.
Conference Call Information
     Copano will hold a conference call to discuss its first quarter 2008 financial results and recent developments on Thursday, May 8 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). To participate in the call, dial (303) 262-2138 and ask for the Copano Energy call 10 minutes prior to the start time, or access it live over the internet at www.copanoenergy.com on the “Investor Overview” page of the “Investor Relations” section of Copano’s website. Please visit the website at least 10 minutes prior to the call to register and download any necessary audio software.
     A replay of the audio webcast will be available shortly after the call on Copano’s website. Additionally, a telephonic replay will be available through May 15, 2008 by calling (303) 590-3000 and using the pass code 11112878#.
Use of Non-GAAP Financial Measures
     This news release and the accompanying schedules include the non-generally accepted accounting principles, or non-GAAP, financial measures of segment gross margin, total segment gross

Exhibit 99.1
margin, EBITDA, Adjusted EBITDA and distributable cash flow. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP. Non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flows from operating activities or any other GAAP measure of liquidity or financial performance. Copano uses non-GAAP financial measures as measures of its core profitability or to assess the financial performance of its assets. Copano believes that investors benefit from having access to the same financial measures that its management uses in evaluating Copano’s liquidity position or financial performance.
     With respect to a Copano operating segment, segment gross margin is defined as segment revenue less cost of sales. Cost of sales includes the following costs and expenses: cost of natural gas and NGLs purchased from third parties, cost of natural gas and NGLs purchased from affiliates, cost of crude oil purchased from third parties, costs paid to third parties to transport volumes and costs paid to affiliates to transport volumes. Total segment gross margin is the sum of the operating segment gross margins and the results of Copano’s risk management activities that are included in Corporate and other. Copano views total segment gross margin as an important performance measure of the core profitability of its operations. This measure is a key component of internal financial reporting and is used by senior management in deciding how to allocate capital resources among operating segments. The GAAP measure most directly comparable to total segment gross margin is operating income.
     Copano defines EBITDA as net income plus interest expense, provision for income taxes and depreciation and amortization expense. EBITDA is a financial measure that, with certain negotiated adjustments, is reported to Copano’s lenders and is used to compute financial covenants under its credit facility. EBITDA should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP. Copano’s EBITDA may not be comparable to EBITDA or similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as Copano does. Copano has reconciled EBITDA to net income and cash flows from operating activities.
     Because a portion of Copano’s net income (loss) is attributable to equity earnings (loss) from its unconsolidated affiliates, including Bighorn, Fort Union, Webb Duval and Southern Dome, Copano calculates Adjusted EBITDA to reflect the depreciation and amortization expense embedded in the equity in earnings (loss) from these unconsolidated affiliates. Specifically, Adjusted EBITDA is determined by adding to EBITDA (i) the portion of each unconsolidated affiliates’ depreciation and amortization expense which is proportional to Copano’s ownership interest in that unconsolidated

Exhibit 99.1
affiliate and (ii) the amortization expense attributable to the difference between Copano’s carried investment in each unconsolidated affiliate and the underlying equity in its net assets. EBITDA or Adjusted EBITDA is used as a supplemental financial measure by external users of Copano’s financial statements such as investors, commercial banks and research analysts, and Adjusted EBITDA is used by Copano’s management, to assess:
•	the financial performance of Copano’s assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of Copano’s assets to generate cash sufficient to pay interest costs and support indebtedness;

•	Copano’s operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
     Distributable cash flow is defined as net income plus: (i) depreciation and amortization expense; (ii) cash distributions received from investments in unconsolidated affiliates and equity losses from such unconsolidated affiliates; (iii) provision for deferred income taxes; (iv) the subtraction of maintenance capital expenditures; (v) the subtraction of equity in the earnings of unconsolidated affiliates; and (vi) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income for the period. Prior to the first quarter of 2008, reimbursements by our pre-IPO investors of certain general and administrative expenses in excess of the “G&A Cap” defined in our limited liability company agreement were also included in distributable cash flow. The G&A Cap expired at the end of 2007; therefore Copano no longer includes such reimbursements in distributable cash flow. Maintenance capital expenditures represent capital expenditures employed to replace partially or fully depreciated assets to maintain the existing operating capacity of Copano’s assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows. Distributable cash flow is a significant performance metric used by senior management to compare basic cash flows generated by Copano (prior to any cash reserves established by its Board of Directors) to the cash distributions expected to be paid to unitholders. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions. Distributable cash flow is also an important non-GAAP financial measure for unitholders since it serves as an indicator of Copano’s success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not Copano is generating cash flow at a level that can sustain or support an increase in quarterly distribution rates. Distributable cash flow is also a quantitative standard used

Exhibit 99.1
throughout the investment community with respect to publicly-traded partnerships and limited liability companies because the value of a unit of such an entity generally is related to the amount of cash distributions the entity can pay to its unitholders. The GAAP measure most directly comparable to distributable cash flow is net income.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.
     This news release may include “forward-looking statements” as defined by the Securities and Exchange Commission. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. These statements include, but are not limited to, statements with respect to future distributions. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include an inability to obtain new sources of natural gas supplies, the loss of key producers that supply natural gas to the Company, key customers reducing the volume of natural gas and natural gas liquids they purchase from the Company, a decline in the price and market demand for natural gas and natural gas liquids, the incurrence of significant costs and liabilities in the future resulting from the Company’s failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment and other factors detailed in the Company’s Securities and Exchange Commission filings.
— financial statements to follow —

Exhibit 99.1
COPANO ENERGY, L.L.C. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2008	2007
	(in thousands, except per unit information)
Revenue:
Natural gas sales	$180,887	$111,277
Natural gas liquids sales	154,081	87,887
Crude oil sales	41,182	—
Transportation, compression and processing fees	12,682	4,248
Condensate and other	12,916	7,576

Total revenue	401,748	210,988

Costs and expenses:
Cost of natural gas and natural gas liquids	297,468	171,776
Cost of crude oil purchases	39,842	—
Transportation	3,121	886
Operations and maintenance	11,830	8,498
Depreciation and amortization	11,570	8,470
General and administrative	11,850	7,516
Taxes other than income	741	527
Equity in earnings from unconsolidated affiliates	(396)	(864)

Total costs and expenses	376,026	196,809

Operating income	25,722	14,179

Interest and other income	456	620
Interest and other financing costs	(11,392)	(5,193)

Income before income taxes	14,786	9,606
Provision for income taxes	(284)	(904)

Net income	$14,502	$8,702

Basic net income per common unit:
Net income	$0.31	$0.21
Weighted average number of common units	47,377	38,736

Diluted net income per common unit:
Net income	$0.25	$0.20
Weighted average number of common units	57,880	39,365

Exhibit 99.1
COPANO ENERGY, L.L.C. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2008	2007
	(in thousands)
Cash Flows From Operating Activities:
Net income	$14,502	$8,702
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,570	8,470
Amortization of debt issue costs	768	309
Equity in earnings from unconsolidated affiliates	(396)	(864)
Distributions from unconsolidated affiliates	4,276	—
Equity-based compensation	969	641
Deferred tax provision	106	841
Other noncash items	(39)	(33)
Changes in assets and liabilities:
Accounts receivable	(20,065)	(2,075)
Prepayments and other current assets	258	995
Risk management activities	(17,240)	2,615
Accounts payable	31,733	6,066
Other current liabilities	(7,264)	(1,677)

Net cash provided by operating activities	19,178	23,990

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(27,642)	(17,804)
Additions to intangible assets	(965)	(305)
Acquisitions	(77)	(739)
Investment in unconsolidated affiliates	(3,336)	—
Distributions from unconsolidated affiliates	776	1,784
Other	(354)	111

Net cash used in investing activities	(31,598)	(16,953)

Cash Flows From Financing Activities:
Proceeds from long-term debt	20,000	20,000
Repayment of short-term notes payable	—	(555)
Deferred financing costs	(61)	(608)
Distributions to unitholders	(24,201)	(16,923)
Capital contributions from pre-IPO investors	4,103	1,459
Equity offering costs	(47)	(474)
Proceeds from option exercises	183	405

Net cash (used in) provided by financing activities	(23)	3,304

Net (decrease) increase in cash and cash equivalents	(12,443)	10,341
Cash and cash equivalents, beginning of year	72,665	39,484

Cash and cash equivalents, end of period	$60,222	$49,825

Exhibit 99.1
COPANO ENERGY, L.L.C. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	March 31, 2008	December 31, 2007
	($ in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$60,222	$72,665
Accounts receivable, net	147,742	127,534
Risk management assets	10,145	3,289
Prepayments and other current assets	3,623	3,881

Total current assets	221,732	207,369

Property, plant and equipment, net	719,455	694,727
Intangible assets, net	198,892	200,546
Investment in unconsolidated affiliates	631,261	632,725
Risk management assets	18,672	10,598
Other assets, net	22,798	23,118

Total assets	$1,812,810	$1,769,083

LIABILITIES AND MEMBERS’ CAPITAL
Current liabilities:
Accounts payable	$187,289	$147,046
Accrued interest	4,124	11,319
Accrued tax liability	661	3,919
Risk management liabilities	31,249	27,710
Other current liabilities	10,133	12,931

Total current liabilities	233,456	202,925

Long-term debt (includes $756 and $773 bond premium as of March 31, 2008 and December 31, 2007, respectively)	650,756	630,773
Deferred tax provision	1,337	1,231
Risk management and other noncurrent liabilities	44,500	40,018

Members’ capital:
Common units, no par value, 47,389,831 units and 47,366,048 units issued and outstanding as of March 31, 2008 and December 31, 2007, respectively	661,768	661,585
Class C units, no par value, 1,184,557 units issued and outstanding as of March 31, 2008 and December 31, 2007	40,492	40,492
Class D units, no par value, 3,245,817 units issued and outstanding as of March 31, 2008 and December 31, 2007	112,454	112,454
Class E units, no par value, 5,598,839 units issued and outstanding as of March 31, 2008 and December 31, 2007	175,634	175,634
Paid-in capital	28,845	23,773
Accumulated deficit	(17,699)	(7,867)
Other comprehensive loss	(118,733)	(111,935)

	882,761	894,136

Total liabilities and members’ capital	$1,812,810	$1,769,083

COPANO ENERGY, L.L.C. AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
	($ in thousands)
Total segment gross margin(1)	$61,317	$38,326
Operations and maintenance expenses	11,830	8,498
Depreciation and amortization	11,570	8,470
General and administrative expenses	11,850	7,516
Taxes other than income	741	527
Equity in earnings from unconsolidated affiliates	(396)	(864)

Operating income	25,722	14,179
Interest and other financing costs, net	(10,936)	(4,573)
Provision for income taxes	(284)	(904)

Net income	$14,502	$8,702

Total Segment gross margin:
Oklahoma	$36,570	$21,401
Texas	41,576	19,657
Rocky Mountains	963	—

Segment gross margin	79,109	41,058
Corporate and other(2)	(17,792)	(2,732)

Total segment gross margin(1)	$61,317	$38,326

Segment gross margin per unit:
Oklahoma:
Service throughput ($/MMBtu)(3)	$1.81	$1.28
Texas:
Service throughput ($/MMBtu)	$0.66	$0.34
Rocky Mountains:
Service throughput ($/MMBtu) (4)	$0.05	—

Volumes:
Oklahoma (3) (5)
Service throughput (MMBtu/d)	222,006	185,345
Plant inlet volumes (MMBtu/d)	150,610	132,789
NGLs produced (Bbls/d)	14,543	12,286
Crude pipeline throughput (Bbls/d)	3,691	—
Texas:
Service throughput (MMBtu/d) (6)	696,658	639,773
Pipeline throughput (MMBtu/d)(6)	327,998	280,080
Plant Inlet volumes (MMBtu/d) (6) (7)	604,736	572,659
NGLs produced (Bbls/d) (6) (7)	18,082	15,960
Rocky Mountains:
Service throughput (MMBtu/d) (4)	226,721	—

Capital Expenditures:
Maintenance capital expenditures	$3,059	$1,371
Expansion capital expenditures	30,621	18,953

Total capital expenditures	$33,680	$20,324

Operations and maintenance expenses:
Oklahoma	$5,926	$4,370
Texas	5,852	4,128
Rocky Mountains	52	—

Total operations and maintenance expenses	$11,830	$8,498

(1)	Total segment gross margin is a non-GAAP financial measure. For a reconciliation of total segment gross margin to its most directly comparable GAAP measure, please read “Non-GAAP Financial Measures”.

(2)	Corporate and other includes results attributable to Copano’s commodity risk management activities.

(3)	Excludes volumes associated with our interest in Southern Dome. For the three months ended March 31, 2008, plant inlet volumes for Southern Dome averaged 10,824 MMBtu/d and NGLs produced averaged 448 Bbls/d. For the three months ended March 31, 2007, plant inlet volumes for Southern Dome averaged 5,593 MMBtu/d and NGLs produced averaged 205 Bbls/d.

(4)	Service pipeline throughput represents volumes purchased for resale, volumes gathered utilizing firm capacity gathering agreements with Fort Union and firm capacity volumes under our transportation agreements with Wyoming Interstate Gas Company that we have released to producers in the Powder River Basin. Excludes results and volumes associated with our interests in Bighorn and Fort

Union. Volumes transported by Bighorn and Fort Union were 218,025 MMBtu/d and 675,308 MMBtu/d, respectively, for the three months ended March 31, 2008.

(5)	Plant inlet volumes and NGLs produced represent total volumes processed and produced by the Oklahoma segment at all plants, including plants owned by the Oklahoma segment and plants owned by third parties. Plant inlet volumes averaged 99,270 MMBtu/d and NGLs produced averaged 9,994 Bbls/d for the three months ended March 31, 2008 for plants owned by the Oklahoma segment. Plant inlet volumes averaged 85,558 MMBtu/d and NGLs produced averaged 8,394 Bbls/d for the three months ended March 31, 2007 for plants owned by the Oklahoma segment.

(6)	Excludes volumes associated with Copano’s interest in Webb/Duval Gatherers. Gross volumes transported by Webb/Duval Gatherers were 81,138 MMBtu/d and 103,370 MMBtu/d, net of intercompany volumes, for the three months ended March 31, 2008 and 2007, respectively.

(7)	Plant inlet volumes and NGLs produced represent total volumes processed and produced by the Texas segment at all plants, including plants owned by the Texas segment and plants owned by third parties. Plant inlet volumes averaged 581,051 MMBtu/d and NGLs produced averaged 16,376 Bbls/d for the three months ended March 31, 2008 for plants owned by the Texas segment. Plant inlet throughput averaged 572,659 MMBtu/d and NGLs produced averaged 15,960 Bbls/d for the three months ended March 31, 2007 for plants owned by the Texas segment.

Non-GAAP Financial Measures
     The following table presents a reconciliation of the non-GAAP financial measures of (i) total segment gross margin (which consists of the sum of individual segment gross margins and corporate and other) to the GAAP financial measure of operating income, (ii) EBITDA and Adjusted EBITDA to the GAAP financial measures of net income and cash flows from operating activities and (iii) distributable cash flow to the GAAP financial measure of net income for each of the periods indicated (in thousands).

	Three Months Ended March 31,
	2008	2007
Reconciliation of total segment gross margin to operating income:
Operating income	$25,722	$14,179
Add: Operations and maintenance expenses	11,830	8,498
Depreciation and amortization	11,570	8,470
General and administrative expenses	11,850	7,516
Taxes other than income	741	527
Equity in earnings from unconsolidated affiliates	(396)	(864)

Total segment gross margin	$61,317	$38,326

Reconciliation of EBITDA and Adjusted EBITDA to net income:
Net income	$14,502	$8,702
Add Depreciation and amortization	11,570	8,470
Interest and other financing costs	11,392	5,193
Provision for income taxes	284	904

EBITDA	37,748	23,269
Add: Copano’s share of depreciation and amortization included in equity in earnings from unconsolidated affiliates	1,269	248
Add: Amortization of difference between the carried investment and the underlying equity in net assets of equity investments	4,599	(3)

Adjusted EBITDA	$43,616	$23,514

Reconciliation of EBITDA and Adjusted EBITDA to cash flows from operating activities:
Cash flow provided by operating activities	$19,178	$23,990
Add: Cash paid for interest and other financing costs	10,624	4,883
Equity in earnings from unconsolidated affiliates	396	864
Distributions from unconsolidated affiliates	(4,276)	—
Risk management activities	17,240	(2,615)
Increase in working capital and other	(5,414)	(3,853)

EBITDA	37,748	23,269
Add: Copano’s share of depreciation and amortization included in equity in earnings from unconsolidated affiliates	1,269	248
Add: Amortization of difference between the carried investment and the underlying equity in net assets of equity investments	4,599	(3)

Adjusted EBITDA	$43,616	$23,514

Reconciliation of net income to distributable cash flow:
Net income	$14,502	$8,702
Add: Depreciation and amortization	11,570	8,470
Amortization of debt issue costs	768	309
Equity-based compensation	969	641
G&A reimbursement from pre-IPO unitholders	—	3,400
Distributions from unconsolidated affiliates	5,052	1,784
Unrealized losses on derivatives	4,473	161
Deferred taxes and other	68	808
Less: Equity in earnings from unconsolidated affiliates	(396)	(864)
Maintenance capital expenditures	(3,059)	(1,371)

Distributable cash flow(1)	$33,947	$22,040

Minimum quarterly distribution (“MQD”) at $0.20 per unit	$9,545	$8,516

Distributable cash flow coverage of MQD	356%	259%

Actual quarterly distribution (“AQD”)	$25,295	$17,884

Distributable cash flow coverage of AQD	134%	123%

(1)	Prior to any retained cash reserves established by Copano’s Board of Directors.